                                                                       EXHIBIT 2

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                              PUT OPTION AGREEMENT



                                      among



                          UNITED OVERSEAS BANK LIMITED


                                       and


                    SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD




================================================================================

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                                TABLE OF CONTENTS

Section                                                                                                        Page
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
Section 1.    Definitions and Interpretations....................................................................1
        1.01  Definitions........................................................................................1
        1.02  Interpretation.....................................................................................2
        1.03  Contracts (Rights of Third Parties) Act............................................................3

Section 2.    Put Option.........................................................................................3
        2.01  Put Option.........................................................................................3
        2.02  Exercise of Put Option.............................................................................3
        2.03  Settlement of the Put Option.......................................................................4
        2.04  Expiration of Put Option...........................................................................4
        2.05  Dividend Payments..................................................................................4
        2.06  Undertaking to Complete............................................................................4
        2.07  Obligations Unconditional..........................................................................5

Section 3.    Representations and Warranties.....................................................................6
        3.01  Organization.......................................................................................6
        3.02  Authorization, etc.................................................................................6
        3.03  Conflicts; Consents................................................................................6
        3.04  Brokers, Finders, etc..............................................................................7

Section 4.    Restrictions on Transferability....................................................................7
        4.01  Successors and Assigns.............................................................................7
        4.02  Transfer by the Grantor............................................................................7
        4.03  Transfer by Lender.................................................................................7
        4.04  Disclosure of Information..........................................................................7

Section 5.    Other Covenants of Investments.....................................................................8
        5.01  Restrictions on Performance........................................................................8
        5.02  Non-Disposal of Global Crossing Shares, Negative Pledge............................................8

Section 6.    Miscellaneous......................................................................................9
        6.01  Communications.....................................................................................9
        6.02  Waivers; Amendments...............................................................................10
        6.03  Expenses..........................................................................................11
        6.04  Binding Effect; Benefit...........................................................................11
        6.05  Severability......................................................................................11
        6.06  Further Assurances................................................................................11
        6.07  Additional Covenants by Guarantor.................................................................11
        6.08  Governing Law.....................................................................................11
        6.09  Counterparts......................................................................................11
        6.10  Entire Agreement..................................................................................11
        6.11  Jurisdiction......................................................................................12



                              PUT OPTION AGREEMENT

                  PUT OPTION AGREEMENT (this "Agreement"), dated as of 18 December, 2004, between UNITED OVERSEAS BANK LIMITED (the "Lender") and SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD (the "Grantor").

                  WHEREAS:

                  (A) STT Communications Ltd (the "Borrower") and the Lender have entered into a facility agreement dated 18 December, 2004 (as amended from time to time, the "Facility Agreement"), whereby the Lender has agreed to make available to the Borrower a credit facility of up to US$100,000,000 upon the terms and conditions contained therein.

                  (B) It is a condition to the Lender's obligation to grant the Facility under the Facility Agreement that the Grantor grants to the Lender, on the terms and conditions set forth herein, a put option whereby the Lender may require the Grantor to purchase all of the Global Crossing Shares pledged in favour of the Lender under the STT Crossing Shares Charge, as security for the amounts owing by the Borrower under the Facility Agreement.

                  NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Definitions and Interpretations.

                  1.01 Definitions. Terms defined in the Facility Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used herein (including the recitals). In addition:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (including any Subsidiary) and "Affiliates" and "Affiliated" shall have correlative meanings. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Global Crossing Exercise Shares" has the meaning assigned in
         Section 2.01.

                  "Dividend Payments" means amounts or securities equal to the amounts of, or securities included in, as the case may be, dividends and distributions (including liquidation and sales proceeds).

                  "Exercise Date" has the meaning assigned to such term in
         Section 2.02.


                              PUT OPTION AGREEMENT

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                                      -2-

                  "Exercise Event" shall mean any election by the Lender to exercise or purportedly exercise any of its rights pursuant to Section 4.05(e) of the STT Crossing Shares Pledge.

                  "Exercise Notice" has the meaning assigned to such term in
         Section 2.02.

                  "Final Discharge Date" means the date on which all the Secured Obligations have been fully and irrevocably paid or discharged and no further Secured Obligations are capable of becoming outstanding.

                  "Global Crossing Charged Shares" means the Global Crossing Shares that are pledged to the Lender pursuant to the STT Crossing Shares Charge.

                  "Governmental Authority" shall mean any nation or government, international or multi-national authority or government, or any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case, that exercises jurisdiction over the Grantor or the Global Crossing Charged Shares.

                  "Parties" means the Lender, the Grantor and any Person who becomes a party to this Agreement under Section 4. Each of the Parties shall be referred to as a "Party".

                  "Person" means an individual, firm, corporation, partnership, association, limited liability company, trust or estate or any other entity or organization whether or not having separate legal existence, including any governmental authority.

                  "Purchase Price" means, in relation to each Global Crossing Exercise Share, US$20.

                  "Put Option" has the meaning assigned to such term in Section 2.1.

                  "Secured Obligations" means, collectively all present and future moneys, debt and liabilities due, owing or incurred by STT Communications Limited and any other party providing security to the Lender under or in connection with any Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).

                  "Subsidiary" means, with respect to any Person, any entity which such Person controls, directly or indirectly. For purposes of this definition, "control" has the meaning set forth above under the definition of "Affiliate."

                  "U.S. Dollar" or "US$" means the lawful currency of the United States of America.

                  1.02 Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and


                              PUT OPTION AGREEMENT

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                                      -3-


"including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The word "or" shall not be interpreted to be exclusive. The table of contents and headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  1.03 Contracts (Rights of Third Parties) Act.

                  (a) Unless expressly provided to the contrary, a person who is not a party to this Agreement has no right under The Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefit of any term of this Agreement.

                  (b) Notwithstanding any terms of this Agreement, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Agreement.

                  Section 2. Put Option.

                  2.01 Put Option. The Grantor grants to the Lender an option (the "Put Option"), exercisable at its sole option, to require the Grantor to purchase all of the Global Crossing Charged Shares in accordance with the terms of this Agreement. The Put Option may be exercised once, in whole or in part, at any time after the occurrence of an Exercise Event, provided that the number of Global Crossing Charged Shares that the Grantor shall be required to purchase (the "Global Crossing Exercise Shares") shall not, exceed the lower of (a) the number of Global Crossing Charged Shares and (b) such number of Global Crossing Charged Shares that when multiplied by the Purchase Price, equals the total amount (as certified by the Lender in accordance with Clause 28.2 (Certificates and Determinations) of the Facility Agreement) of the Secured Debt on the relevant Exercise Date.


                  2.02 Exercise of Put Option. The Put Option is to be exercised by the Lender providing to the Grantor irrevocable written notice thereof (the "Exercise Notice") specifying the proposed exercise date (the "Exercise Date") and the number of Global Crossing Exercise Shares which are required to be purchased by the Grantor. The Exercise Notice shall be provided to the Grantor at least five Business Days prior to the proposed Exercise Date. The obligation of the


                              PUT OPTION AGREEMENT

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                                      -4-


Grantor to make the payments required by Section 2.03 on the Exercise Date specified in such notice shall become unconditional upon the giving of such notice.

                  2.03 Settlement of the Put Option.

                  The price payable by the Grantor to the Lender on any date upon exercise by the Lender of the Put Option shall be the Purchase Price in respect of the Global Crossing Exercise Shares that are the subject of the Exercise Notice. Payment of the Purchase Price shall be made by payment by the Grantor, without deduction, set-off or counterclaim, of the Purchase Price on the Exercise Date by wire transfer of immediately available funds to such account as the Lender may specify by notice to the Grantor at least two Business Days prior to the scheduled Exercise Date, without deduction, set-off or counterclaim. Upon payment of such amount, the Lender shall deliver to the Company certificates representing the Global Crossing Exercise Shares to be purchased upon the exercise of the Put Option, together with transfer instructions reasonably satisfactory to the Grantor to effect the transfer of such Global Crossing Exercise Shares to the Grantor (or any nominee of the Grantor) on the registry of shares of Global Crossing. The sale and transfer of the Global Crossing Exercise Shares referred to in this Section 2 shall be without recourse to the Lender and without representation or warranty by the Lender (provided that the Lender shall release the relevant Global Crossing Exercise Shares from the Security created by the STT Crossing Pledge of Shares and any Security created by the Lender) and without limiting the foregoing:


                  (a) the Purchase Price for each Global Crossing Exercise Share shall be the Purchase Price and the Lender shall not have any duty or obligation whatsoever to obtain any other price for such Global Crossing Exercise Share; and

                  (b) in exercising the Put Option in respect of any Global Crossing Exercise Shares, the Lender shall have and be entitled to the same rights as if it were the ultimate beneficial owner of such Global Crossing Exercise Shares.

                  2.04 Expiration of Put Option. The Put Option shall expire on the Final Discharge Date, unless the Lender shall have on or prior to such date given a notice of its exercise thereof.

                  2.05 Dividend Payments. The Grantor shall not be entitled to Dividend Payments from any Global Crossing Exercise Shares until such Global Crossing Exercise Shares have been transferred to the Grantor pursuant to this
Section 2 (provided that nothing in this Section 2.05 shall prevent the Grantor from receiving dividends from STT Crossing).

                  2.06 Undertaking to Complete. The Grantor shall give, execute, deliver, file, record, authorize or obtain or procure that STT Crossing gives, executes, delivers, files, records, authorizes or obtains, all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable (in the reasonable judgment of the Lender) to enable settlement of the Put Option to take place in accordance with
Section 2.03 and to otherwise enable the Lender to exercise and enforce its rights hereunder with respect to the Put Option.



                              PUT OPTION AGREEMENT

                  2.07 Obligations Unconditional. The obligations of the Grantor to purchase the Global Crossing Charged Shares and to pay the Purchase Price under this Section 2 are absolute, irrevocable and unconditional, irrespective of the value, genuineness, legality, validity, regularity, enforceability or performance of (x) the obligations of the Grantor under the STT Guarantee and/or any other agreement or instrument to which the Grantor is a party and (y) any substitution, release or exchange of any guarantee of or security for any of the Secured Obligations and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal discharge or defense of the Grantor's obligations hereunder, it being the intent of this Section 2.06 that the obligations of the Grantor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Grantor hereunder:

                  (a) at any time or from time to time, without notice to the Grantor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of the Finance Documents shall be done or omitted;

                  (c) the maturity of the Loans shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any other right under any other agreement or instrument referred to herein or therein shall be waived or any guarantee of any of the Secured Obligations or any Security thereof shall fail to be perfected or be released or exchanged in whole or in part or otherwise dealt with;

                  (d) any Security or guarantee granted to, or in favor of, the Lender as Security for any of the Secured Obligations shall fail to be perfected;

                  (e) any change in the financial condition (including without limitation insolvency or bankruptcy) of the Grantor or any guarantor of or other obligor on any of the Secured Obligations;

                  (f) any of the Finance Documents shall be terminated, suspended or otherwise impaired;

                  (g) the Lender shall fail to exhaust any right, power or remedy or to proceed against the Borrower or any obligor under any of the Finance Documents or any other agreement or instrument referred to therein, or shall fail to exhaust any right, power or remedy or to proceed against any other Person or entity under any other guarantee of, or Security for, any of the Secured Obligations;

                  (h) any incapacity or disability, or any lack of or limitation on the status or


                              PUT OPTION AGREEMENT
power of, the Grantor or any guarantor of or other obligor on any of the Secured Obligations; or

                  (i) any change in the laws, rules or regulations of any jurisdiction, or any present or future action or order of any governmental or judicial authority, amending, varying, reducing or otherwise affecting the validity or enforceability of the obligations of the Grantor, or any guarantor of or other obligor, in respect of any of the Secured Obligations.

                  The Grantor hereby expressly waives all of the defenses referred to above and diligence, presentment, demand of payment, protest and all notices whatsoever (other than, to the extent provided in Section 2.02 above, any Exercise Notice), and any requirement that any Person exhaust any right, power or remedy or proceed against any other Person under any document or other instrument.

                  The Grantor hereby irrevocably waives any right to initiate or raise any action, suit, claim, counterclaim or defense (in respect of any action for specific performance or otherwise) based upon (a) any obligation of the Lender or any other person to mitigate damages, (b) the Lender or any other Person having an adequate remedy at law, (c) any differential between the Purchase Price and the actual value of the Global Crossing Charged Shares or (d) any suspension, termination or impairment of the Finance Documents.

                  Section 3. Representations and Warranties.

                  The Grantor represents and warrants to the Lender that:

                  3.01 Organization. The Grantor is a corporation organized and existing under the laws of Singapore, and has full corporate power and authority to conduct its business and to own or lease and to operate its properties as, and in the places where, such business is conducted and such properties are owned, leased or operated.

                  3.02 Authorization, etc. The Grantor has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of the Grantor. The Grantor has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.

                  3.03 Conflicts; Consents.

                  (a) The execution, delivery and performance by the Grantor of this Agreement will not (1) conflict with its Memorandum or Articles of Association, (2) conflict with, or result in the breach or termination of, or constitute a default under, any lease, charter, agreement, commitment or other instrument, or any order, judgment, decree, injunction, regulation or ruling


                              PUT OPTION AGREEMENT
of any governmental authority or regulatory organization, domestic or foreign, to which the Grantor, or any of its assets are bound, (3) constitute a violation by the Grantor, as the case may be, of any Law applicable to the Grantor or to any of its assets or (4) result in the creation of any Lien upon any of the assets or properties of the Grantor.

                  (b) Except for (i) actions that have been taken and (ii) consents which have been received, no license, consent authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (including without limitation any foreign exchange approval), and no other third-party consent or approval, is necessary for the due execution, delivery and performance by the Grantor of this Agreement or for the legality, validity or enforceability thereof against the Grantor, other than, (x) with respect to the Put Option, the registration and reporting requirements of the Securities Act and the US Securities and Exchange Act of 1934, as amended and any similar US state blue sky laws (including compliance with any restrictive legends relating thereto set forth on the Global Crossing Charged Shares) and the possible application of any telecom and/or antitrust laws or regulations in the United States or elsewhere and (y) with respect to continued ownership (but not with respect to the Put Option) of the Global Crossing Charged Shares, the possible application of the US Exon-Florio Act, which may require a US person to be the beneficial owner of the Global Crossing Charged Shares.

                  3.04 Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby and thereby have been carried on without the participation of any Person acting on behalf of the Grantor or any of its Affiliates in such manner as to, and the transactions contemplated hereby and thereby will not otherwise, give rise to any valid claim against the Grantor for any brokerage or finder's commission, fee or similar compensation.

                  Section 4. Restrictions on Transferability.

                  4.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Grantor and the Lender.

                  4.02 Transfer by the Grantor. The Grantor may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by the Grantor without such consent shall be null and void).

                  4.03 Transfer by Lender. If the Lender assigns all or part of its rights or transfers all or part of its obligations under the Facility Agreement, it may also assign all or part of its rights under this Deed or transfer all or part of its obligations under this Deed without the consent of the Grantor, provided that the Lender shall give to the Grantor not less than three Business Days notice of such assignment or transfer. Any such assignee or transferee shall be and will be treated as a party for all purposes of this Deed and shall be entitled to the full benefit of this Deed to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

                  4.04 Disclosure of Information. The Lender and any of its officers (as defined in the Banking Act, Chapter 19 of Singapore (the "Banking Act")) may disclose to:



                              PUT OPTION AGREEMENT

                  (a) its head office, branches, Subsidiaries or Affiliates;

                  (b) any person to (or through) whom the Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

                  (c) any person with (or through) whom the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Grantor;

                  (d) any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

                  (e) any person who is a person, or who belongs to a class of persons, specified in the second column of Part II of the Third Schedule to the Banking Act:

                           (i) for any one or more of the purposes set out in the first column of items 1,2,3 and 4 of
                                    Part II of the Third Schedule to the Banking
                                    Act; or

                           (ii) for any one or more of the purposes set out in the first column of item 8 of Part II of the Third Schedule to the Banking Act, where such disclosure is in connection with any one or more of the purposes set out in the first column of item 5 of Part II of the Third Schedule to the Banking Act, any customer information (as defined in the Banking Act), any other information about the Grantor and this Agreement or any other information relating to or in connection with the Facility as the Lender (acting reasonably) shall consider appropriate for any such purposes as it thinks fit.

This Section 4.04 is not, and shall not be deemed to constitute, an express or implied agreement by the Lender with the Grantor for a higher degree of confidentiality (unless otherwise agreed) than that described in Section 47 of the Banking Act and in the Third Schedule to the Banking Act.

                  Section 5. Other Covenants of Investments.

                  5.01 Restrictions on Performance. The Grantors shall not at any time enter into any agreement or other instrument limiting in any manner its ability to perform its obligations under this Agreement, or making such performance or the exercise of the Put Option a default under any such agreement or instrument.

                  5.02 Non-Disposal of Global Crossing Shares; Negative Pledge. The Global Crossing Charged Shares shall be held in accordance with the STT Crossing Share Charge and the Grantor will


                              PUT OPTION AGREEMENT
not permit STT Crossing Ltd to dispose of, nor create, incur, assume or permit to exist any Security on, any of the Global Crossing Charged Shares other than as permitted under the Finance Documents.

                  Section 6. Miscellaneous.

                  6.01  Communications.

                  (a)      Communications in writing

                           Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

                  (b)      Addresses

                           The address and fax number (and the department or officer, if any for whose attention the communication is to be made) of the Grantor and the Lender for any communication or document to be made or delivered under or in connection with this Agreement is:

                           (i)      in the case of the Grantor as follows:

                                    51 Cuppage Road
                                    #10-11/17
                                    Singapore 229649

                                    Attention: Chief Financial Officer
                                    Telephone: (65) 6723-8770
                                    Facsimile: (65) 6720-7277

                           (ii) in the case of the Lender, that notified in writing to the Grantor on or prior to the date on which it becomes the Lender,

                           or any substitute address, fax number or department or officer as the Lender or the Grantor may notify to the other party by not less than five Business Days' notice.

                  (c)      Delivery

                           (i) Any communication or document made or delivered by the Lender to the Grantor under or in connection with this Agreement will only be effective:

                                    (a)      if by way of fax, when received in
                                             legible form; or



                              PUT OPTION AGREEMENT

                                    (b)     if by way of letter, when it has
                                            been left at the relevant address or
                                            five Business Days after being
                                            deposited in the post postage
                                            prepaid in an envelope addressed to
                                            it at that address,

                                    and, if a particular department or officer is specified as part of its address details provided under Section 6.01(b), if addressed to that department or officer; and

                           (ii) any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified by the Lender in accordance with
                                    Section 6.01(b) (or any substitute
                                    department or officer as the Lender shall specify for this purpose).

                  (d)      English language

                           (i) Any notice given under or in connection with this Agreement must be in English.

                           (ii) All other documents provided under or in connection with this Agreement must be:

                                    (a)     in English; or

                                    (b)     if not in English, and if so
                                            required by the Lender, accompanied
                                            by a certified English translation
                                            and, in this case, the English
                                            translation will prevail unless the
                                            document is a constitutional,
                                            statutory or other official
                                            document.

                  6.02 Waivers; Amendments.

                  (a) This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Parties.

                  (b) No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights, powers or remedies provided at law or in equity.

                              PUT OPTION AGREEMENT

                  6.03 Expenses. The Grantor will bear all the costs and expenses of the Lender incurred in connection with the negotiation, preparation and the giving of effect to the provisions of this Agreement.

                  6.04 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  6.05 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  6.06 Further Assurances. The Grantor shall give such further assurance, provide such further information, take such further actions and execute and deliver such further documents and instruments as are, necessary or desirable as to give full force and effect to the provisions of this Agreement.

                  6.07 Additional Covenants by Guarantor. The Grantor covenants (to the extent that it may lawfully do so) that the Grantor will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement and the Grantor (to the extent that it may lawfully do so) hereby expressly waives all benefit and advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  6.08 Governing Law. This Agreement and any disputes, claims or controversies arising from, related to or in connection with this Agreement shall be construed in accordance with the law of Singapore.

                  6.09 Counterparts. This Agreement may be signed in any number of counterparts including counterparts transmitted by facsimile, each of which shall be deemed an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  6.10 Entire Agreement. This Agreement constitutes the whole agreement among the Parties and thereto relating to the subject matter hereof and thereof and supersedes all prior agreements or understandings both oral and written among all of the Parties and thereto relating to the subject matter hereof and thereof.


                              PUT OPTION AGREEMENT

                  6.11 Jurisdiction. The Grantor (a) agrees that any suit, action, or other legal proceeding arising out of this Agreement may be brought in the courts of record of Singapore, (b) consents to the jurisdiction of such court in any such suit, action or proceeding, (c) waives any objection which it may have to the laying of venue of such suit, action or proceeding in such court and (d) waives the defense of an inconvenient forum to the maintenance of any such suit, action or other proceeding in such court.


                              PUT OPTION AGREEMENT

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                                      -13-





                  IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be duly executed by its respective authorized officers:

  GRANTOR:

  The COMMON SEAL OF                   )
  SINGAPORE TECHNOLOGIES               )
  TELEMEDIA PTE LTD was                )
  hereunto affixed in the presence of: )


  ------------------------------------
  Director


  ------------------------------------
  Director/Secretary/Authorised person


  LENDER:

  SIGNED, SEALED AND DELIVERED         )
  by                                   )
  as attorney for and on behalf of     )
  UNITED OVERSEAS BANK LIMITED         )
  in the presence of:                  )


  ------------------------------------
  Witness's signature



                              PUT OPTION AGREEMENT